Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Ross Holding Company LLC

Address of Joint Filer:	1 Pelican Lane
Palm Beach, FL 33480

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Ross Acquistion Corp II [ROSS]

Date of Event Requiring Statement (Month/Day/Year):	March 11, 2021

Designated Filer:	Ross Holding Company LLC

Signature:

Ross Holding Company LLC

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Member

Dated: March 11, 2021

Joint Filer Information

Name of Joint Filer:	Wilbur L. Ross, Jr.

Address of Joint Filer:	1 Pelican Lane
Palm Beach, FL 33480

Relationship of Joint Filer to Issuer:	10% Owner; Director; Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Ross Acquistion Corp II [ROSS]

Date of Event Requiring Statement (Month/Day/Year):	March 11, 2021

Designated Filer:	Ross Holding Company LLC

Signature:

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.

Dated: March 11, 2021

Joint Filer Information

Name of Joint Filer:	Stephen J. Toy

Address of Joint Filer:	1 Pelican Lane
Palm Beach, FL 33480

Relationship of Joint Filer to Issuer:	10% Owner; Director; Officer (Chief Financial Officer)

Issuer Name and Ticker or Trading Symbol:	Ross Acquistion Corp II [ROSS]

Date of Event Requiring Statement (Month/Day/Year):	March 11, 2021

Designated Filer:	Ross Holding Company LLC

Signature:

/s/ Stephen J. Toy
Stephen J. Toy

Dated: March 11, 2021

Joint Filer Information

Name of Joint Filer:	Nadim Z. Qureshi

Address of Joint Filer:	1 Pelican Lane
Palm Beach, FL 33480

Relationship of Joint Filer to Issuer:	10% Owner; Director; Officer (Head of M&A)

Issuer Name and Ticker or Trading Symbol:	Ross Acquistion Corp II [ROSS]

Date of Event Requiring Statement (Month/Day/Year):	March 11, 2021

Designated Filer:	Ross Holding Company LLC

Signature:

/s/ Nadim Z. Qureshi
Nadim Z. Qureshi

Dated: March 11, 2021